                                                                    Exhibit 12.1
                             SCHOOL SPECIALTY, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (AMOUNTS IN THOUSANDS)



[CAPTION]

                                                                             Historical
                                     ----------------------------------------------------------------------------------------------
                                                                Four                                                      Twelve
                                         Fiscal Year Ended     Months      Fiscal Year Ended      Nine Months Ended       Months
                                            December 31,       Ended     --------------------- ------------------------    Ended
                                     ------------------------ April 30,  April 26,  April 25,  January 24,  January 23,  January 23,
                                      1993    1994     1995     1996      1997        1998        1998        1999         1999
                                     ------  ------  -------- --------  ---------- ----------  -----------  ----------   ----------
Pre-tax income....................   $  279  $1,558  $(3,194) $(4,536)  $ 5,720    $10,719       $15,948      20,789       $15,560
Fixed charges:
  Interest expense and
    amortization of debt
    issue costs...................    1,845   3,007    5,536    1,461     4,197      5,505         4,100       8,942        10,347
  Rentals.........................      110     495      649      200       606      1,130           927       1,247         1,449
                                     ------  ------  -------  -------   -------    -------       -------     -------       -------
Total fixed charges ..............    1,955   3,502    6,185    1,661     4,803      6,635         5,027      10,189        11,796
                                     ------  ------  -------  -------   -------    -------       -------     -------       -------
Earnings before income taxes and
  fixed charges ..................   $2,234  $5,060  $ 2,991  $(2,875)  $10,523    $17,354       $20,975     $30,978       $27,356
                                     ======  ======  =======  =======   =======    =======       =======     =======       =======
Ratio of earnings to fixed charges      1.1x    1.4x     0.5x     (A)       2.2x       2.6x          4.2x        3.0x          2.3x
                                     ======  ======  =======  =======   =======    =======       =======     =======       =======

------------------
     (A) As a result of the loss incurred during the four months ended April 30, 1996, School Specialty was unable to fully cover the indicated fixed charges by 4.536.

                             SCHOOL SPECIALTY, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (AMOUNTS IN THOUSANDS)


[CAPTION]

                                                                                             Pro Forma as Adjusted
                                                  Pro Forma                               for Common Stock Offering
                                ------------------------------------------------  -------------------------------------------------
                                  Fiscal                                Twelve      Fiscal                                Twelve
                                   Year         Nine Months Ended       Months       Year         Nine Months Ended       Months
                                  Ended     ------------------------    Ended       Ended     ------------------------    Ended
                                 April 25,  January 24,  January 23,  January 23,  April 25,  January 24,  January 23,  January 23,
                                   1998         1998         1999        1999        1998        1998         1999         1999
                                ----------  -----------  -----------  ----------  ----------  -----------  -----------  -----------

Pre-tax income ................  $10,309    $18,935      $23,027      $14,401     $15,283     $22,665      $26,757      $19,375
Fixed charges:
  Interest expense and
    amortization of debt
    issue costs................   17,000     13,500       13,500       17,000      12,026       9,770        9,770       12,026
  Rentals .....................    2,176      1,839        1,873        2,210       2,176       1,839        1,873        2,210
                                 -------    -------      -------      -------     -------     -------      -------      -------
Total fixed charges ...........   19,176     15,339       15,373       19,210      14,202      11,609       11,643       14,236
                                 -------    -------      -------      -------     -------     -------      -------      -------
Earnings before income taxes
  and fixed charges............  $29,485    $34,274      $38,400      $33,611     $29,485     $34,274      $38,400      $33,611
                                 =======    =======      =======      =======     =======     =======      =======      =======
Ratio of earnings to
  fixed charges................      1.5x       2.2x         2.5x         1.7x        2.1x        3.0x         3.3x         2.4x
                                 =======    =======      =======      =======     =======     =======      =======      =======



[CAPTION]

                                            Pro Forma as Adjusted                              Pro Forma as Adjusted
                                              for Note Offering                          for Common Stock and Note Offerings
                               ------------------------------------------------   -------------------------------------------------
                                 Fiscal                                Twelve       Fiscal                                Twelve
                                  Year         Nine Months Ended       Months        Year         Nine Months Ended       Months
                                 Ended     ------------------------    Ended         Ended     ------------------------    Ended
                                April 25,  January 24,  January 23,  January 23,   April 25,  January 24,  January 23,  January 23,
                                  1998         1998         1999        1999         1998        1998         1999         1999
                               ----------  -----------  -----------  ----------   ----------  -----------  -----------  -----------
Pre-tax income................. $ 8,823    $17,820      $21,912      $12,915       $13,797      $21,550      $25,642      $17,889
Fixed charges:
  Interest expense and
    amortization of debt
    issue costs................  18,486     14,615       14,615       18,486        13,512       10,885       10,885       13,512
  Rentals......................   2,176      1,839        1,873        2,210         2,176        1,839        1,873        2,210
                                -------    -------      -------      -------       -------      -------      -------      -------
Total fixed charges............  20,662     16,454       16,488       20,696        15,688       12,724       12,758       15,722
                                -------    -------      -------      -------       -------      -------      -------      -------
Earnings before income taxes
  and fixed charges ..........  $29,485    $34,274      $38,400      $33,611       $29,485      $34,274      $38,400      $33,611
                                =======    =======      =======      =======       =======      =======      =======      =======
Ratio of earnings to
  fixed charges...............      1.4x       2.1x         2.3x         1.6x          1.9x         2.7x         3.0x         2.1x
                                =======    =======      =======      =======       =======      =======      =======      =======